Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2010 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION
     FRANKLIN, TENN. (July 28, 2010) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the three and six months ended June 30, 2010.
     Net operating revenues for the three months ended June 30, 2010, totaled $3.2 billion, a 5.1 percent increase compared with $3.0 billion for the same period in 2009. Income from continuing operations increased to $86.3 million for the three months ended June 30, 2010, compared with $74.5 million for the same period in 2009. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.74 per share (diluted), on 94.7 million weighted-average shares outstanding for the three months ended June 30, 2010, compared with $0.66 per share (diluted), on 91.1 million weighted-average shares outstanding for the same period in 2009. Net income attributable to Community Health Systems, Inc. common stockholders increased 17.9 percent to $70.1 million, or $0.74 per share (diluted), for the three months ended June 30, 2010, compared with $59.4 million, or $0.65 per share (diluted), for the same period in 2009.
     Adjusted EBITDA for the three months ended June 30, 2010, was $443.1 million, compared with $415.6 million for the same period in 2009, representing a 6.6 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2010, was $242.4 million, compared with $285.0 million for the same period in 2009.
     The consolidated financial results for the three months ended June 30, 2010, reflect a 1.4 percent decrease in total admissions and a 0.6 percent increase in total adjusted admissions compared with the same period in 2009. On a same-store basis, admissions decreased 2.5 percent and adjusted admissions decreased 0.9 percent, compared with the same period in 2009. On a same-store basis, net operating revenues increased 3.2 percent, compared with the same period in 2009.
     Net operating revenues for the six months ended June 30, 2010, totaled $6.3 billion, a 6.8 percent increase compared with $5.9 billion for the same period in 2009. Income from continuing operations increased to $171.3 million for the six months ended June 30, 2010, compared with $145.3 million for the same period in 2009. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $1.49 per share (diluted), on 93.8 million weighted-average shares outstanding for the six months ended June 30, 2010, compared with $1.29 per share (diluted), on 90.7 million weighted-average shares outstanding for the same period in 2009. Net income attributable to Community Health Systems, Inc. common stockholders increased 18.4 percent to $140.1 million, or $1.49 per share (diluted), for the six months ended June 30, 2010, compared with $118.4 million, or $1.31 per share (diluted), for the same period in 2009.
     Adjusted EBITDA for the six months ended June 30, 2010, was $876.4 million, compared with $819.1 million for the same period in 2009, representing a 7.0 percent increase. Net cash provided by operating activities for the six months ended June 30, 2010, was $541.8 million, compared with $544.4 million for the same period of 2009.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
     The consolidated financial results for the six months ended June 30, 2010, reflect a 0.8 percent increase in total admissions and a 2.6 percent increase in total adjusted admissions compared with the same period in 2009. This increase was due primarily to acquisitions. On a same-store basis, admissions decreased 1.8 percent and adjusted admissions decreased 0.4 percent, compared with the same period in 2009. On a same-store basis, net operating revenues increased 3.5 percent, compared with the same period in 2009.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “Community Health Systems delivered another solid operating performance for the second quarter of 2010, in spite of the ongoing challenges in the economy. Our ability to continue to drive revenues and achieve solid margins demonstrates consistent execution of our centralized operating strategy and our focus on efficient expense management throughout our hospital network.”
     On July 7, 2010, the Company announced that one or more of its subsidiaries had acquired substantially all the assets of Marion Regional Healthcare System located in Marion, South Carolina.
     “We have continued to selectively acquire new facilities that fit our operating profile,” added Smith. “In today’s economic environment, there are a growing number of hospitals who want a proven operator to provide the resources and expertise that will enable them to deliver quality healthcare close to home. We have consistently demonstrated our ability to deliver favorable operating results through our efforts to implement best practices in all of our hospitals.”
     Included on pages 12, 13 and 14 of this press release are tables setting forth the Company’s updated 2010 guidance. This guidance reaffirms the Company’s previous annual earnings guidance provided on April 21, 2010, as modified to reflect certain changes as detailed in the guidance assumptions.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 123 hospitals in 29 states with an aggregate of approximately 18,400 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, July 29, 2010, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through August 22, 2010. Copies of the Company’s Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net operating revenues	$3,171,024	$3,016,961	$6,331,746	$5,929,710
Adjusted EBITDA (c)	$443,130	$415,633	$876,409	$819,149
Income from continuing operations (d)(e)(f)	$86,342	$74,498	$171,338	$145,318
Net income attributable to Community Health Systems, Inc.	$70,065	$59,435	$140,072	$118,350

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.75	$0.66	$1.51	$1.30
Discontinued operations	—	(0.01)	—	0.01

Net income	$0.75	$0.66	$1.51	$1.31

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.74	$0.66	$1.49	$1.29
Discontinued operations	—	(0.01)	—	0.01

Net income	$0.74	$0.65	$1.49	$1.31

Weighted-average number of shares outstanding:
Basic (h)	93,359	90,359	92,492	90,170
Diluted (h)	94,712	91,071	93,779	90,666

Net cash provided by operating activities	$242,432	$284,980	$541,792	$544,407

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

		Three Months Ended
	June 30,
	2010		2009
		% of Net		% of Net
	Amount	Operating Revenue	Amount	Operating Revenue
Net operating revenues	$3,171,024	100.0%	$3,016,961	100.0%

Operating costs and expenses:
Salaries and benefits	1,267,762	40.0%	1,201,680	39.8%
Provision for bad debts	381,450	12.0%	362,462	12.0%
Supplies	438,602	13.8%	419,956	13.9%
Other operating expenses	587,827	18.5%	567,813	18.9%
Rent	63,230	2.0%	61,200	2.0%
Depreciation and amortization	153,381	4.9%	142,447	4.7%

Total operating costs and expenses	2,892,252	91.2%	2,755,558	91.3%

Income from operations (f)	278,772	8.8%	261,403	8.7%
Interest expense, net	161,841	5.1%	161,473	5.4%
Loss from early extinguishment of debt	—	0.0%	6	0.0%
Equity in earnings of unconsolidated affiliates	(10,977)	-0.3%	(11,783)	-0.4%

Income from continuing operations before income taxes	127,908	4.0%	111,707	3.7%
Provision for income taxes	41,566	1.3%	37,209	1.2%

Income from continuing operations (d)(e)(f)	86,342	2.7%	74,498	2.5%

Discontinued operations, net of taxes (b):
Loss from operations of hospitals sold and hospitals held for sale (e)	—	0.0%	(508)	0.0%
Loss on sale of hospitals, net	—	0.0%	—	0.0%

Loss from discontinued operations	—	0.0%	(508)	0.0%

Net income	86,342	2.7%	73,990	2.5%
Less: Net income attributable to noncontrolling interests (a)	16,277	0.5%	14,555	0.5%

Net income attributable to Community Health Systems, Inc.	$70,065	2.2%	$59,435	2.0%

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.75		$0.66
Discontinued operations	—		(0.01)

Net income	$0.75		$0.66

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.74		$0.66
Discontinued operations	—		(0.01)

Net income	$0.74		$0.65

Weighted-average number of shares outstanding (h):
Basic	93,359		90,359

Diluted	94,712		91,071

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30,
	2010		2009
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$6,331,746	100.0%	$5,929,710	100.0%

Operating costs and expenses:
Salaries and benefits	2,550,593	40.3%	2,375,120	40.1%
Provision for bad debts	759,524	12.0%	700,230	11.8%
Supplies	869,054	13.7%	825,593	13.9%
Other operating expenses	1,172,080	18.6%	1,112,790	18.8%
Rent	127,651	2.0%	121,528	2.0%
Depreciation and amortization	301,060	4.7%	278,008	4.7%

Total operating costs and expenses	5,779,962	91.3%	5,413,269	91.3%

Income from operations (f)	551,784	8.7%	516,441	8.7%
Interest expense, net	322,297	5.1%	325,386	5.4%
Gain from early extinguishment of debt	—	0.0%	(2,406)	0.0%
Equity in earnings of unconsolidated affiliates	(23,565)	-0.4%	(24,700)	-0.4%

Income from continuing operations before income taxes	253,052	4.0%	218,161	3.7%
Provision for income taxes	81,714	1.3%	72,843	1.2%

Income from continuing operations (d)(e)(f)	171,338	2.7%	145,318	2.5%

Discontinued operations, net of taxes (b):
Income from operations of hospitals sold and hospitals held for sale (e)	—	0.0%	1,977	0.0%
Loss on sale of hospitals, net	—	0.0%	(405)	0.0%

Income from discontinued operations	—	0.0%	1,572	0.0%

Net income	171,338	2.7%	146,890	2.5%
Less: Net income attributable to noncontrolling interests (a)	31,266	0.5%	28,540	0.5%

Net income attributable to Community Health Systems, Inc.	$140,072	2.2%	$118,350	2.0%

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$1.51		$1.30
Discontinued operations	—		0.01

Net income	$1.51		$1.31

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$1.49		$1.29
Discontinued operations	—		0.01

Net income	$1.49		$1.31

Weighted-average number of shares outstanding (h):
Basic	92,492		90,170

Diluted	93,779		90,666

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2010	2009	% Change	2010	2009	% Change
Number of hospitals (at end of period)	122	122		122	122
Licensed beds (at end of period)	18,279	18,130		18,279	18,130
Beds in service (at end of period)	15,972	16,077		15,972	16,077
Admissions	171,082	173,494	-1.4%	169,234	173,494	-2.5%
Adjusted admissions	323,267	321,383	0.6%	318,446	321,383	-0.9%
Patient days	721,659	731,059		710,593	731,059
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	49.7%	51.1%		49.4%	51.1%
Net operating revenues	$3,171,024	$3,016,961	5.1%	$3,114,943	$3,016,942	3.2%
Net inpatient revenue as a % of total net operating revenues	48.7%	49.4%		49.1%	49.4%
Net outpatient revenue as a % of total net operating revenues	49.4%	48.2%		48.9%	48.2%
Income from operations (f)	$278,772	$261,403	6.6%	$286,429	$266,188	7.6%
Income from operations as a % of net operating revenues	8.8%	8.7%		9.2%	8.8%

Depreciation and amortization	$153,381	$142,447		$150,640	$142,426

Equity in earnings of unconsolidated affiliates	$(10,977)	$(11,783)		$(10,921)	$(11,724)

Liquidity Data:
Adjusted EBITDA (c)	$443,130	$415,633	6.6%
Adjusted EBITDA as a % of net operating revenues	14.0%	13.8%

Net cash provided by operating activities	$242,432	$284,980

Net cash provided by operating activities as a % of net operating revenues	7.6%	9.4%

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2010	2009	% Change	2010	2009	% Change
Number of hospitals (at end of period)	122	122		122	122
Licensed beds (at end of period)	18,279	18,130		18,279	18,130
Beds in service (at end of period)	15,972	16,077		15,972	16,077
Admissions	348,495	345,814	0.8%	339,465	345,814	-1.8%
Adjusted admissions	647,505	630,845	2.6%	628,459	630,845	-0.4%
Patient days	1,482,884	1,472,947		1,432,254	1,472,947
Average length of stay (days)	4.3	4.3		4.2	4.3
Occupancy rate (average beds in service)	51.4%	52.5%		50.9%	52.5%
Net operating revenues	$6,331,746	$5,929,710	6.8%	$6,135,426	$5,928,631	3.5%
Net inpatient revenue as a % of total net operating revenues	49.6%	50.1%		50.0%	50.1%
Net outpatient revenue as a % of total net operating revenues	48.4%	47.6%		48.0%	47.6%
Income from operations (f)	$551,784	$516,441	6.8%	$555,202	$523,325	6.1%
Income from operations as a % of net operating revenues	8.7%	8.7%		9.0%	8.8%

Depreciation and amortization	$301,060	$278,008		$292,455	$278,019

Equity in earnings of unconsolidated affiliates	$(23,565)	$(24,700)		$(23,353)	$(24,628)

Liquidity Data:
Adjusted EBITDA (c)	$876,409	$819,149	7.0%
Adjusted EBITDA as a % of net operating revenues	13.8%	13.8%

Net cash provided by operating activities	$541,792	$544,407

Net cash provided by operating activities as a % of net operating revenues	8.6%	9.2%

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$548,754	$344,541
Patient accounts receivable, net of allowance for doubtful accounts of $1,493,207 and $1,417,188 at June 30, 2010 and December 31, 2009, respectively	1,681,799	1,617,903
Supplies	307,373	302,609
Prepaid income taxes	75,997	45,414
Deferred income taxes	78,962	80,714
Prepaid expenses and taxes	98,780	89,475
Other current assets	188,538	194,339

Total current assets	2,980,203	2,674,995

Property and equipment	7,969,992	7,787,256
Less accumulated depreciation and amortization	(1,885,006)	(1,655,010)

Property and equipment, net	6,084,986	6,132,246

Goodwill	4,161,196	4,157,927

Other assets, net	1,087,046	1,056,304

Total assets	$14,313,431	$14,021,472

LIABILITIES
Current liabilities
Current maturities of long-term debt	$64,095	$66,470
Accounts payable	514,601	428,565
Deferred income taxes	28,431	28,397
Accrued interest	147,348	145,201
Accrued liabilities	746,773	789,163

Total current liabilities	1,501,248	1,457,796

Long-term debt	8,819,162	8,844,638

Deferred income taxes	474,748	475,812

Other long-term liabilities	966,288	858,952

Total liabilities	11,761,446	11,637,198

Redeemable noncontrolling interests in equity of consolidated subsidiaries	388,385	368,857

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 96,540,756 shares issued and 95,565,207 shares outstanding at June 30, 2010, and 94,013,537 shares issued and 93,037,988 shares outstanding at December 31, 2009	965	940
Additional paid-in capital	1,208,782	1,158,359
Treasury stock, at cost, 975,549 shares at June 30, 2010 and December 31, 2009	(6,678)	(6,678)
Accumulated other comprehensive loss	(260,573)	(221,385)
Retained earnings	1,159,471	1,019,399

Total Community Health Systems, Inc. stockholders’ equity	2,101,967	1,950,635
Noncontrolling interests in equity of consolidated subsidiaries	61,633	64,782

Total equity	2,163,600	2,015,417

Total liabilities and equity	$14,313,431	$14,021,472

For footnotes, see pages 10 and 11.

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CYH Announces Second Quarter 2010 Results

July 28, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities
Net income	$171,338	$146,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	301,060	278,340
Stock-based compensation expense	20,418	24,805
Loss on sale of hospitals and partnership interest, net	—	405
(Excess tax benefit) income tax payable increase relating to stock-based compensation	(10,104)	3,389
Gain on early extinguishment of debt	—	(2,406)
Other non-cash expenses, net	(2,342)	(6,472)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(63,896)	8,937
Supplies, prepaid expenses and other current assets	(1,147)	5,198
Accounts payable, accrued liabilities and income taxes	114,100	72,042
Other	12,365	13,279

Net cash provided by operating activities	541,792	544,407

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(2,413)	(210,904)
Purchases of property and equipment	(263,924)	(267,275)
Proceeds from disposition of hospitals and other ancillary operations	—	89,909
Proceeds from sale of property and equipment	2,307	355
Increase in other non-operating assets	(64,258)	(74,506)

Net cash used in investing activities	(328,288)	(462,421)

Cash flows from financing activities
Proceeds from exercise of stock options	53,615	3,445
Excess tax benefit (income tax payable increase) relating to stock-based compensation	10,104	(3,389)
Deferred financing costs	—	(207)
Stock buy-back	(12,242)	—
Proceeds from noncontrolling investors in joint ventures	5,155	26,314
Redemption of noncontrolling investments in joint ventures	(2,395)	(1,631)
Distributions to noncontrolling investors in joint ventures	(29,371)	(22,166)
Borrowings under credit agreement	—	200,000
Repayments of long-term indebtedness	(34,157)	(236,182)

Net cash used in financing activities	(9,291)	(33,816)

Net change in cash and cash equivalents	204,213	48,170
Cash and cash equivalents at beginning of period	344,541	220,655

Cash and cash equivalents at end of period	$548,754	$268,825

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CYH Announces Second Quarter 2010 Results

July 28, 2010
Footnotes to Financial Statements

(a)	The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests (in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$86,342	$74,498	$171,338	$145,318
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	16,277	14,555	31,266	28,185

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$70,065	$59,943	$140,072	$117,133

Income from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from discontinued operations, net of taxes	$—	$(508)	$—	$1,572
Less: Income from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	355

(Loss) income from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$(508)	$—	$1,217

(b)	Continuing operating results exclude discontinued operations for all periods presented, as applicable.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Adjusted EBITDA	$443,130	$415,633	$876,409	$819,149
Interest expense, net	(161,841)	(161,473)	(322,297)	(325,386)
Provision for income taxes	(41,566)	(37,209)	(81,714)	(72,843)
Income from operations of hospitals sold and hospitals held for sale, net of taxes	—	899	—	1,977
Other non-cash expenses, net	6,514	12,516	7,971	22,054
Net changes in operating assets and liabilities, net of effects of acquisitions	(3,805)	54,614	61,423	99,456

Net cash provided by operating activities	$242,432	$284,980	$541,792	$544,407

(d)	Included in income from continuing operations for the six months ended June 30, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $121.5 million of Senior Notes and the early payment of $110.4 million of term loans under the Company’s Credit Facility.

(e)	Included in discontinued operations for the six months ended June 30, 2009 is Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009.

(f)	Included in income from operations and income from continuing operations for the three months and six months ended June 30, 2010, are the following non-same-store charges:
•	Pre-tax charges of $1.2 million, and $1.8 million, respectively, related to acquisition costs required to be expensed pursuant to business combination accounting rules; and

•	Pre-tax charges of $1.7 million, and $3.1 million, respectively, for system conversion costs related to conversion of Triad’s former IT systems to the Company’s IT system.

(g)	Total per share amounts may not add due to rounding.

(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Weighted-average number of shares outstanding — basic	93,359	90,359	92,492	90,170
Add effect of dilutive securities:
Stock awards and options	1,353	712	1,287	496

Weighted-average number of shares outstanding — diluted	94,712	91,071	93,779	90,666

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CYH Announces Second Quarter 2010 Results

July 28, 2010
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2010. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reaffirms the Company’s previous annual earnings guidance for 2010 provided on April 21, 2010, as modified to reflect certain changes as detailed in the guidance assumptions below. See page 14 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2010
	Projection
	Range
Net operating revenues (in millions)	$12,900	to	$13,200

Adjusted EBITDA (in millions)	$1,745	to	$1,775

Income from continuing operations per share — diluted	$2.90	to	$3.00

Same hospitals annual admissions/adjusted admissions growth	-1.0%	to	1.0%

Weighted-average diluted shares (in millions)	93	to	94

Acquisitions of new hospitals	2
The following assumptions were used in developing the 2010 guidance provided above:
•	One of the two projected acquisitions for 2010 has been completed.

•	Projected 2010 same hospital annual admissions/adjusted admissions growth does not take into account service closures and other unusual events.

•	Expressed as a percent of net operating revenues, the provision for bad debts is projected to be approximately 12.4% to 12.7% for 2010. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.6% to 4.8% for 2010; however, this is a fixed cost and the percentages may vary as revenue varies. Excludes possible impact of any future fair-value adjustments to investments and hospital fixed assets.

•	2010 projection assumes an estimate of $0.03 to $0.05 per share (diluted) of acquisition costs that are required to be expensed.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2010 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities equal to or greater than 2 years) in an amount equal to approximately 92% of our outstanding variable interest rate debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 5.0% to 5.2% of net revenue guidance for 2010; however, these percentages will vary as revenue and interest rates vary. No new financing is currently anticipated.

•	On December 9, 2009, the Company adopted a new open market repurchase program for up to three million shares of the Company’s common stock, not to exceed $100 million in purchases. The repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. Through July 28, 2010, approximately 1.5 million shares with a value of approximately $50.0 million were purchased under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2010.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2010.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 34.0% for 2010. The income tax projection includes possible additional unrecognized tax benefits and tax revaluations that may be recognized prior to the end of 2010.

•	Capital expenditures, excluding any significant information system upgrades that may be made related to electronic health records, is projected as follows (in millions):

2010
Guidance
Total	$650	to	$750
•	Net cash provided by operating activities are projected as follows (in millions):

2010
Guidance
Total	$1,000	to	$1,100
•	The Company’s guidance does not take into account resolution of certain pending government investigations and lawsuits.
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CYH Announces Second Quarter 2010 Results

July 28, 2010
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of newly-adopted federal healthcare legislation and potential state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the three and six months ended June 30, 2010, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2010.
     The Company cautions that the projections for calendar year 2010 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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